(d)(1)(vi)

Directed Services LLC

1475 Dunwoody Drive, West Chester, PA 19380

May 1, 2013

Todd Modic

Directed Services LLC

1475 Dunwoody Drive

West Chester, PA 19380

Dear Mr. Modic:

Pursuant to the Investment Advisory Agreement dated May 1, 2003, as amended, (the “Agreement”) between ING Partners, Inc. (“IPI”) and ING Life Insurance and Annuity Company, succeeded by Directed Services LLC (“DSL”) pursuant to the Substitution Agreement dated January 1, 2007 between IPI and DSL, we hereby notify you of our intention to retain you as Adviser to render investment advisory services to ING Solution Aggressive Portfolio, a newly established series of IPI (the “Portfolio”), effective as of May 1, 2013, upon all of the terms and conditions set forth in the Agreement.  Upon your acceptance, the Agreement will be modified to give effect to the foregoing by amending the Amended Schedule A and the Amended Schedule B of the Agreement.  The Amended Schedule A and the Amended Schedule B are attached hereto.  The remaining terms and conditions set forth in the Agreement will remain unchanged.

Please signify your acceptance to act as Adviser under the Agreement with respect to the aforementioned Portfolio by signing below where indicated.

Very sincerely,

By:	/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President
ING Partners, Inc.

ACCEPTED AND AGREED TO:

Directed Services LLC

By:	/s/ Todd Modic
Todd Modic
Vice President

AMENDED SCHEDULE A

SERIES OF ING PARTNERS, INC.

ING American Century Small-Mid Cap Value Portfolio
ING Baron Growth Portfolio
ING Columbia Contrarian Core Portfolio
ING Columbia Small Cap Value II Portfolio
ING Fidelity® VIP Contrafund® Portfolio
ING Fidelity® VIP Equity-Income Portfolio
ING Fidelity® VIP Mid Cap Portfolio
ING Global Bond Portfolio
ING Growth and Income Core Portfolio
ING Index Solution 2015 Portfolio
ING Index Solution 2020 Portfolio
ING Index Solution 2025 Portfolio
ING Index Solution 2030 Portfolio
ING Index Solution 2035 Portfolio
ING Index Solution 2040 Portfolio
ING Index Solution 2045 Portfolio
ING Index Solution 2050 Portfolio
ING Index Solution 2055 Portfolio
ING Index Solution Income Portfolio
ING Invesco Comstock Portfolio
ING Invesco Equity and Income Portfolio
ING JPMorgan Mid Cap Value Portfolio
ING Oppenheimer Global Portfolio
ING PIMCO Total Return Portfolio
ING Pioneer High Yield Portfolio
ING Solution 2015 Portfolio
ING Solution 2020 Portfolio
ING Solution 2025 Portfolio
ING Solution 2030 Portfolio
ING Solution 2035 Portfolio
ING Solution 2040 Portfolio
ING Solution 2045 Portfolio
ING Solution 2050 Portfolio
ING Solution 2055 Portfolio
ING Solution Aggressive Portfolio
ING Solution Balanced Portfolio
ING Solution Conservative Portfolio
ING Solution Income Portfolio
ING Solution Moderately Aggressive Portfolio
ING Solution Moderately Conservative Portfolio
ING T. Rowe Price Diversified Mid Cap Growth Portfolio
ING T. Rowe Price Growth Equity Portfolio

ING Templeton Foreign Equity Portfolio
ING UBS U.S. Large Cap Equity Portfolio

AMENDED SCHEDULE B

ADVISORY FEES

SERIES	ADVISORY FEES
(as a percentage of average daily net assets)

ING American Century Small-Mid Cap Value Portfolio	1.00%

ING Baron Growth Portfolio	0.85% of the first $2 billion of assets 0.80% of assets thereafter

ING Columbia Contrarian Core Portfolio (formerly ING Davis New York Venture Portfolio)	0.80%

ING Columbia Small Cap Value II Portfolio	0.75%

ING Fidelity® VIP Contrafund® Portfolio	0.00% while Series invested in Master 0.58% for Standalone Series

ING Fidelity® VIP Equity-Income Portfolio	0.00% while Series invested in Master 0.48% for Standalone Series

ING Fidelity® VIP Mid Cap Portfolio	0.00% while Series invested in Master 0.58% for Standalone Series

ING Global Bond Portfolio	0.50% on the first $4 billion; 0.475% on the next $1 billion; 0.45% on the next $1 billion; 0.43% on assets thereafter

ING Growth and Income Core Portfolio (formerly ING Thornburg Value Portfolio)	0.65%

ING Index Solution 2015 Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

(1)       “Direct Investments” shall mean assets which are not Underlying Funds.

(2)       “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the ING fund complex.  The term, “fund complex” shall have the same meaning as defined in Item 17 of Form N-1A, as it was in effect on May 1, 2013.

SERIES	ADVISORY FEES
(as a percentage of average daily net assets)

ING Index Solution 2020 Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

ING Index Solution 2025 Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

ING Index Solution 2030 Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

ING Index Solution 2035 Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

ING Index Solution 2040 Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

ING Index Solution 2045 Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

ING Index Solution 2050 Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

SERIES	ADVISORY FEES
(as a percentage of average daily net assets)

ING Index Solution 2055 Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

ING Index Solution Income Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

ING Invesco Comstock Portfolio (fomerly ING Invesco Van Kampen Comstock Portfolio)	0.60%

ING Invesco Equity and Income Portfolio (formerly ING Invesco Van Kampen Equity and Income Portfolio)	0.55%

ING JPMorgan Mid Cap Value Portfolio	0.75% on the first $500 million; 0.65% on the next $500 million; 0.60% on assets thereafter

ING Oppenheimer Global Portfolio	0.60% of the first $4 billion of assets 0.58% of the next $4 billion of assets 0.56% of assets thereafter

ING PIMCO Total Return Portfolio	0.44%

ING Pioneer High Yield Portfolio	0.60% on the first $2 billion; 0.50% on the next $1 billion; 0.40% on the next $1 billion; 0.30% on assets thereafter

ING Solution 2015 Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

SERIES	ADVISORY FEES
(as a percentage of average daily net assets)

ING Solution 2020 Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

ING Solution 2025 Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

ING Solution 2030 Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

ING Solution 2035 Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

ING Solution 2040 Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

ING Solution 2045 Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

ING Solution 2050 Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

SERIES	ADVISORY FEES
(as a percentage of average daily net assets)

ING Solution 2055 Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

ING Solution Aggressive Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

ING Solution Balanced Portfolio (formerly, ING Solution Growth Portfolio)	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

ING Solution Conservative Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

ING Solution Income Portfolio	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

ING Solution Moderately Aggressive Portfolio (formerly, ING Solution Aggressive Growth Portfolio)	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

ING Solution Moderately Conservative Portfolio (formerly, ING Solution Moderate Portfolio)	Direct Investments(1) 0.30% Underlying Funds(2) 0.10%

SERIES	ADVISORY FEES
(as a percentage of average daily net assets)

ING T. Rowe Price Diversified Mid Cap Growth Portfolio	0.64%

ING T. Rowe Price Growth Equity Portfolio	0.60%

ING Templeton Foreign Equity Portfolio	0.80% on the first $500 million; 0.75% on assets over $500 million

ING UBS U.S. Large Cap Equity Portfolio	0.70% on the first $500 million; 0.65% on assets over $500 million